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                                                                       EXHIBIT 4

                               USDATA CORPORATION

                               WRITTEN CONSENT OF
                             PREFERRED STOCKHOLDERS
                                January 14, 2003

     Pursuant to Section 228(a) of the General Corporation Law of the State of Delaware (the "DGCL"), the undersigned being a holder of preferred stock of USDATA Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby waive all notice of the time, place and purposes of a meeting and consent to the adoption of the following preambles and resolutions:

     WHEREAS, the Board has reviewed the terms and conditions of that certain Series C Preferred Stock Purchase Agreement with SCP Private Equity Partners II, L.P. ("SCP") in which the Company will sell, and SCP will purchase (i) up to 37,500 shares of the Company's $0.01 par value per share Series C-1 preferred stock (the "Series C-1 Preferred Stock"), (ii) a warrant (the "Warrant") to SCP to purchase up to 18,750 shares of the Company's $0.01 par value per share Series C-2 preferred stock (the "Series C-2 Preferred Stock" and collectively with the Series C-1 Preferred Stock, the "Series C Preferred Stock") and (iii) 619,186 shares of the Company's $0.01 par value per share common stock (the "Common Stock") for an aggregate purchase price of $1,500,000 (the "Investment Agreement"); and

     WHEREAS, the Board of Directors of the Company has deemed it advisable and in the best interests of the Company to execute and deliver the Investment Agreement, the Series C-1 Preferred Stock, Warrant and the issuance of 619,186 shares of the Company's Common Stock and the related documents thereto (the "Transaction"); and

     WHEREAS, pursuant to the Company's Certificate of Designation, as amended, for the Company's $0.01 par value per share Series A Preferred Stock (the "Series A Preferred Stock") and the $0.01 par value per share Series B Preferred Stock (the "Series B Preferred Stock") and the Company's Certificate of Designation as amended for the Series C Preferred Stock (the Series C Preferred Stock collectively with the Series A Preferred Stock and Series B Preferred Stock, the "Preferred Stock"), the conversion price of the Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock is subject to anti-dilution adjustments in the event the Company issues shares of its capital stock below the current conversion price of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock; and

     WHEREAS, Section 7(iii) of the Certificate of Designation for the Series A Preferred Stock and Series B Preferred Stock, requires the Company to obtain the vote or written consent or written agreement of the holder(s) of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class, as to certain matters, including, without limitation, the issuance of any equity securities of the Company senior to or on a parity with the Series A Preferred Stock, so long as any shares of Series A Preferred Stock remain outstanding; and

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     WHEREAS, Section 8(iii) of the Certificate of Designation for the Series A
Preferred Stock and Series B Preferred Stock, requires the Company to obtain the vote or written consent or written agreement of the holder(s) of at least two-thirds of the then outstanding shares of Series B Preferred Stock, voting as a separate class, as to certain matters, including, without limitation, the issuance of any equity securities of the Company senior to or on a parity with the Series B Preferred Stock, so long as any shares of Series B Preferred Stock remain outstanding; and

     WHEREAS, Section 7(ii) of the Certificate of Designation for the Series C Preferred Stock, requires the Company to obtain the vote or written consent or written agreement of the holder(s) of at least a majority of the then outstanding shares of Series C Preferred Stock, voting as a separate class, as to certain matters, including, without limitation, the issuance of additional shares of Series C Preferred Stock other than shares issued in payment of dividends on the outstanding shares of Series C Preferred Stock, so long as any shares of Series C Preferred Stock remain outstanding; and

     WHEREAS, pursuant to the terms of the Investment Agreement, the 37,500 shares of Series C-1 Preferred Stock, the shares of Series C-2 Preferred Stock issuable upon exercise in whole or in part of the Warrant and the 619,186 shares of Common Stock issuable in exchange for the aggregate purchase price of $1,500,000 represent a conversion price of $0.86 per share of Common Stock which would trigger an anti-dilution adjustment to the current conversion price of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock; and

     WHEREAS, the issuance of shares of Series C Preferred Stock as cumulative dividends with respect to the securities acquired by SCP in connection with the Transaction may trigger an anti-dilution adjustment to the current conversion price of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

     NOW, THEREFORE, the undersigned holder of Preferred Stock of the Company, hereby consents and agrees to the following:

     1. to the issuance, pursuant to the Investment Agreement, of (a) up to 37,500 shares of the Series C-1 Preferred Stock, (b) the Warrant and the Series C-2 Preferred Stock issuable upon exercise of the Warrant (the "Warrant Shares") and (c) 619,186 shares of the Company's Common Stock, in connection with the consummation of the Transaction, in accordance with the terms and provisions of the Certificate of Designation of the Series A Preferred Stock and the Series B Preferred Stock and the Certificate of Designation of the Series C Preferred Stock, as applicable; and

     2. that the issuance, pursuant to the Investment Agreement, of (a) up to 37,500 shares of the Series C-1 Preferred Stock, (b) the Warrant and the Warrant Shares and (c) 619,186 shares of the Company's Common Stock, in connection with the consummation of the Transaction shall not trigger any anti-dilution adjustment to the conversion price of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as applicable; and

     3. that the issuance of any shares of Series C Preferred Stock as cumulative dividends under the Certificate of Designation of the Series C Preferred Stock with respect to the Series C Preferred Stock acquired by SCP in connection with the Transaction and upon exercise of the

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Warrant shall not trigger any anti-dilution adjustment to the conversion price of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as applicable; and

     4. that all actions heretofore taken consistent with the purposes and intents of the foregoing resolutions be and each of them is in all respects hereby ratified, approved, confirmed and adopted; and

     5. that the waiver of the trigger of any anti-dilution adjustment to the conversion price of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in paragraphs 2 and 3 above shall only be effective against the undersigned holder of Preferred Stock of the Company if such waiver is effective against all of the holders of the Series B Preferred Stock of the Company.

     This Written Consent of Preferred Stockholders may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the undersigned has caused this Written Consent of
Preferred Stockholders to be duly executed as of the date set forth above.

                                SERIES A PREFERRED STOCKHOLDERS

                                SCP PRIVATE EQUITY PARTNERS II, L.P.
                                By: SCP Private Equity II General Partner, L.P., its general partner

                                By: SCP Private Equity II, LLC

                                By: /s/ Winston J. Churchill
                                   -------------------------------------
                                Name: Winston J. Churchill
                                Title: a manager

                                SERIES B PREFERRED STOCKHOLDERS

                                SCP PRIVATE EQUITY PARTNERS II, L.P.
                                By: SCP Private Equity II General Partner, L.P., its general partner
                                By: SCP Private Equity II, LLC

                                By: /s/ Winston J. Churchill
                                   -------------------------------------
                                Name: Winston J. Churchill
                                Title: a manager


                                ____________________________
                                David Moody


                                ____________________________
                                J. Adrian Wise


                                SERIES C PREFERRED STOCKHOLDERS

                                SCP PRIVATE EQUITY PARTNERS II, L.P.
                                By: SCP Private Equity II General Partner, L.P., its general partner
                                By: SCP Private Equity II, LLC

                                By: /s/ Winston J. Churchill
                                   -------------------------------------
                                Name: Winston J. Churchill
                                Title: a manager